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                                                                      EXHIBIT 15



                  INDEPENDENT ACCOUNTANTS' AWARENESS LETTER


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We are aware that Union Texas Petroleum Holdings, Inc. has incorporated by reference our report dated April 20, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the prospectus constituting part of its Registration Statement on Form S-3 (No. 33-58735). We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,




Price Waterhouse LLP
Houston, Texas
April 25, 1995